Exhibit 10.1
Execution Version

_________________________________________________________________

PZENA INVESTMENT MANAGEMENT, LP
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
__________________________________________________________________

Dated as of January 1, 2016

THE PARTNERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTIONS THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

Exhibit 10.1
Execution Version

Page

ARTICLE I    DEFINITIONS                                    1
ARTICLE II    ORGANIZATIONAL MATTERS              6
2.1    Organization of Partnership                                 6
2.2    Name                                            6
2.3    Purpose                                            6
2.4    Principal Office; Registered Office                            6
2.5    Term                                            6
2.6    Fiscal Year                                        6
2.7    Classes of Partnership Interests                                6
2.8    Register                                        6
ARTICLE III    CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS                7
3.1    Capital Contributions                                    7
3.2    Additional Capital Contributions                            7
3.3    Capital Accounts                                    7
3.4    No Liability of Partners                                    8
3.5    Negative Capital Accounts                                8
ARTICLE IV    DISTRIBUTIONS AND ALLOCATIONS                    9
4.1    Nonliquidating Distributions                                9
4.2    Tax Distributions                                    9
4.3    Restrictions on Distributions                                9
4.4    Withholding                                        9
4.5    Indemnification and Reimbursement for Payments on Behalf of a Limited Partner        9
4.6    Allocations of Partnership Income and Loss                        10
4.7    Tax Allocations                                        10
4.8    Special Allocations                                    11
ARTICLE V    PARTNERS AND MANAGEMENT OF THE PARTNERSHIP            11
5.1    Admission and Authority of General Partner                        11

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5.2    Officers Designation and Appointment                            12
5.3    Voting                                            12
5.4    Compensation and Reimbursement of General Partner                    12
5.5    Indemnification                                        12
ARTICLE VI    RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS            13
6.1    Limitation of Liability                                    13
6.2    No Right of Partition                                    13
6.3    Access to Information                                    13
ARTICLE VII    RECORDS AND REPORTS                            13
7.1    Records and Accounting                                13
7.2    Reports                                            13
ARTICLE VIII    TAX MATTERS                                13
8.1    Preparation of Tax Returns and Tax Elections                        13
8.2    Tax Controversies                                    14
ARTICLE IX    AMENDMENTS                                15
9.1    Amendments                                        15
ARTICLE X    TRANSFER, VESTING AND FORFEITURE OF PARTNERSHIP INTERESTS    16
10.1    Transfers of Partnership Interests                            16
10.2    Terms and Conditions Applicable to Class B Partnership Interests            17
ARTICLE XI    ADMISSION OF PARTNERS                            18
11.1    Substituted Limited Partners                                18
11.2    New Limited Partners and Issuance of Partnership Interests                19
11.3    Representations of New Limited Partners                        19
ARTICLE XII    WITHDRAWAL OR REMOVAL OF PARTNERS                19
12.1    Withdrawal of General Partner                                19
12.2    Removal of General Partner                                19
12.3    Withdrawal of Limited Partners                                19
12.4    Removal of Limited Partners                                20

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12.5    Redemption of Partnership Interests                            20
12.6    Exchange Procedures in Connection with an Exchange Notice                20
ARTICLE XIII    DISSOLUTION AND LIQUIDATION                        21
13.1    Dissolution                                        21
13.2    Liquidation                                        21
13.3    Distribution in Kind                                    21
13.4    Cancellation of Certificate of Limited Partnership                    22
ARTICLE XIV    GENERAL PROVISIONS                            22
14.1    Power of Attorney                                    22
14.2    Severability                                        23
14.3    Notices                                            23
14.4    No Waiver                                        23
14.5    Copy on File                                        23
14.6    Governing Law                                        23
14.7    Binding Effect                                        23
14.8    Entire Agreement                                    23
14.9    Other Activities                                        23
14.10    Further Assurances                                    23
14.11    Counterparts                                        23
14.12    Table of Contents and Captions Not Part of Agreement                    24
14.13    Arbitration                                        24

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AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
PZENA INVESTMENT MANAGEMENT, LP
A DELAWARE LIMITED PARTNERSHIP

THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of Pzena Investment Management, LP, a Delaware limited partnership, dated as of January 1, 2016, is adopted, and executed and agreed to, for good and valuable consideration, by Pzena Investment Management, Inc. as the General Partner and each other person that executes and delivers a counterpart of this Agreement and is included in the Register as a Limited Partner.
WHEREAS, the Partnership was formed pursuant to a Certificate of Limited Partnership dated as of December 23, 2015 which was executed by the General Partner and filed in the office of the Secretary of State of the State of Delaware on December 23, 2015;
WHEREAS, the Partnership has been governed by a Limited Partnership Agreement, by and between the General Partner and Gary J. Bachman, as the Initial Limited Partner, dated as of December 23, 2015 (the “Original Agreement”);
WHEREAS, in accordance with the Original Agreement, the General Partner now wishes to amend and restate the Original Agreement to permit the admission of new Limited Partners; and
WHEREAS, the parties desire to amend and restate the Original Agreement as set forth herein;
NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Original Agreement in its entirety on the foregoing and following terms and conditions:
ARTICLE I

DEFINITIONS
The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.
“Administrative Officer” means each Person designated as an officer of the Partnership pursuant to Section 5.2 for so long as such Person remains an officer pursuant to the provisions of Section 5.2.
“Affiliate(s)” means, with respect to any Person, any other Person that directly, or through one (1) or more intermediaries, controls or is controlling, controlled by, or under common control with, such Person. For the purposes of this definition, the term “control” and its corollaries shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, contract, as trustee or executor or otherwise.
“Agreement” means this Amended and Restated Limited Partnership Agreement, as it may be amended, supplemented or restated from time to time.
“Capital Account” means the capital account maintained for a Partner pursuant to Section 3.3.
“Capital Contribution” means the contribution made by a Limited Partner to the capital of the Partnership from time to time pursuant to Section 3.1(a).
“Capital Percentage” means, with respect to a Limited Partner, as of any determination date, a percentage expressed as a fraction the numerator of which is the Capital Account balance of such Limited Partner and the denominator of which is the aggregate Capital Accounts balances of all Partners.
“Certificate of Limited Partnership” means the Partnership’s Certificate of Limited Partnership as filed with the Secretary of State of Delaware initially on December 23, 2015, as it may be amended, supplemented or restated from time to time.
“Class A Share(s)” means share(s) of Class A Common Stock of Pzena Inc.
“Class B Equity Incentive Units” means grants of (i) Class B Units, such as Delayed Exchange Class B Units and Restricted Class B Units; (ii) options to purchase Class B Units; and (iii) other Class B Unit-based awards, such as Phantom Class B Units issued by Pzena Investment Management, LLC pursuant to the 2006 Equity Incentive Plan, as amended and restated, and any other equity incentive plan that Pzena Investment Management, LLC may adopt in the future.
“Class A Partnership Interest(s)” means the Partnership Interest(s) held by the General Partner.
“Class B Partnership Interest(s)” means the vested and unvested Partnership Interest(s) held by the Limited Partners.
“Class B Share(s)” means share(s) of Class B common stock of Pzena Inc.
“Class B Stockholders’ Agreement” means the Class B Stockholders’ Agreement, initially dated as of October 30, 2007, by and among the Managing Member and holders of Class B Shares of Pzena Investment Management, LLC, as amended or modified from time to time.
“Class B Unit(s)” means the Class B Unit(s) of Pzena Investment Management, LLC.
“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time (or any succeeding Law), and the Treasury Regulations promulgated pursuant thereto. References to sections of the Code shall include amended or successor provisions thereto.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. tit. 6, §§ 17‑101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Exchange Date” has the same meaning as that established in Exhibit B of the LLC Operating Agreement.
“Exchange Notice” has the same meaning as that established in Exhibit B of the LLC Operating Agreement.
“Exit Exchange” means the exchange of Class B Partnership Interests of a Limited Partner for Class B Units in connection with an exchange of Class B Units for Class A Shares effected pursuant to Exhibit B of the LLC Operating Agreement.
“Exit Exchange Request” has the meaning set forth in Section 12.6 hereof.
“Fiscal Year” has the meaning set forth in Section 2.6 hereof.
“GAAP” means generally accepted accounting principles in the United States as in effect at the time any applicable financial statements were prepared.
“General Partner” means Pzena Inc. and any other successor of Pzena Inc.
“Governmental or Regulatory Authority” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.
“Gross Asset Value” means, with respect to any asset of the Partnership, such asset’s adjusted basis for federal income tax purposes, except as follows:
(a)    the initial aggregate Gross Asset Values of the assets of the Partnership as of the date of this Agreement shall be as set forth on the books and records of the Partnership;
(b)    the initial Gross Asset Value of any asset contributed by a Partner to the Partnership will be the gross fair market value of such asset, as determined by the General Partner in its sole discretion;
(c)    the Gross Asset Value of all Partnership assets will be adjusted to equal their respective gross fair market values, as determined by the General Partner in its sole discretion, immediately prior to: (i) the contribution of more than a de minimis amount of assets to the Partnership by a new or an existing Limited Partner as consideration for a Partnership Interest; (ii) the distribution by the Partnership to a Limited Partner of more than a de minimis amount of Partnership assets as consideration for all or a portion of the

Partnership Interest of such Limited Partner; (iii) the issuance, forfeiture (or redemption) of more than a de minimis amount of Partnership Interests after the date of this Agreement; (iv) the liquidation of the Partnership within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and (v) such other times as the General Partner may determine in its sole discretion; provided that adjustments pursuant to clauses (i), (ii) and (iii) of this sentence will be made only if the General Partner, in its sole discretion, determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;
(d)    the Gross Asset Value of any Partnership asset distributed to any Limited Partner will be adjusted so as to equal the gross fair market value of such asset on the date of distribution, as determined by the General Partner, in its sole discretion, and any increase or decrease required to effect such adjustment will be treated as an item of Partnership Income or Partnership Loss, as applicable; and
(e)    if the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (b), (c) or (d) above, such Gross Asset Value will thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Partnership Income and Partnership Loss.
“Indemnified Person” has the meaning set forth in Section 5.5 hereof.
“Invitation to Subscribe” means the Invitation to Subscribe for Limited Partnership Interests commenced by Pzena Investment Management, LLC on December 3, 2015; a copy of the disclosure document, dated December 3, 2015, describing the Invitation to Subscribe is attached hereto as Annex A.
“Law” means any statute, law, ordinance, rule or regulation of any Governmental or Regulatory Authority.
“Lien” means a mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, easement, right of way, restriction on the use of real property, title defect, title retention agreement, voting trust agreement, option, right of first refusal, lien, charge, license to third parties, lease to third parties, restriction on transfer or assignment, or other restriction or limitation of any nature or irregularities in title.
“Limited Partner” means those Person(s) that have executed and delivered a counterpart of this Agreement and are named in the Register as a Limited Partner.
“LLC Initial Managing Principal” means Richard S. Pzena, John P. Goetz, A. Rama Krishna and William L. Lipsey.
“LLC Operating Agreement” means that certain Amended and Restated Limited Liability Company Operating Agreement of Pzena Investment Management, LLC dated October 30, 2007, as last amended by that certain Amendment No. 3 to Amended and Restated Operating Agreement dated November 1, 2014, as may be further amended from time to time.
“Managing Member” means the Managing Member of Pzena Investment Management, LLC.

“Original Agreement” has the meaning set forth in the preamble hereof.
“Partner” means the General Partner or a Limited Partner.
“Partnership” means the limited partnership organized pursuant to the Certificate of Limited Partnership.
“Partnership Income” and “Partnership Loss” for any period, mean, respectively, the profits, income, gain, credit, deduction or loss determined by the Partnership in accordance with GAAP. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (c) or (d) of the definition of Gross Asset Value, the amount of such adjustment will be treated as an item of Partnership Income (if the adjustment increases the Gross Asset Value of the asset) or Partnership Loss (if the adjustment decreases the Gross Asset Value of the Asset) from the disposition of such asset, and shall be taken into account in determining Partnership Income and Partnership Loss.
“Partnership Interest” means the vested and unvested interest in items of Partnership income, gain, loss and deduction pursuant to Section 3.3(b) held by a Partner in its capacity as a Partner and by any assignee of such interest (or any portion thereof) in its capacity as such.
“Percentage Interest” means, with respect to any Partner as of any particular time, the fraction, the numerator of which is the number of Partnership Interests set forth opposite such Partner’s name on the Register, and the denominator of which is the aggregate number of Partnership Interests of all Partners set forth on the Register.
“Partnership Group” means the General Partner, Pzena Investment Management, LLC, and any Person directly or indirectly controlled by or under common control with the General Partner or Pzena Investment Management, LLC.
“Permitted Transferee” means, with respect to a Limited Partner, any Person to whom such Limited Partner (or, in the case of a subsequent Transfer, a Partnership Interest Permitted Transferee of such Limited Partner) transferred Class B Partnership Interests pursuant to the terms of this Agreement.
“Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.
“Preliminary LP Vote” has the meaning set forth in Section 5.3(b) hereof.
“Pzena Inc.” means Pzena Investment Management, Inc., a Delaware corporation.
“Register” has the meaning set forth in Section 2.8 hereof.
“Revised Partnership Audit Procedures” means the provisions of Subchapter C of Subtitle A, Chapter 63 of the Code, as amended by P.L. 114 74, the Bipartisan Budget Act of 2015 (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof).
“Securities Act” means the United States Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.
“Super Majority in Interest of the Limited Partners” means, as of the time of determination, Limited Partners holding more than 66-2/3% of the Class B Partnership Interests at such time.
“Tax Allowance Amount” means, with respect to any Limited Partner for any fiscal quarter of the Partnership, an amount equal to the product of: (i) the highest combined federal and applicable state and local tax rate applicable to any Limited Partner in respect of the taxable income and taxable loss of the Partnership in respect of such fiscal quarter, taking into account the deductibility of state and local taxes for federal income tax purposes, times (ii) an amount equal to the remainder of (a) such Limited Partner’s share of the estimated net taxable income allocable to such Limited Partner arising from its ownership of an interest in the Partnership calculated through such fiscal quarter minus (b) the sum of (1) any net losses (for income tax purposes) of the Partnership for prior Fiscal Years and such fiscal quarter that are allocable to such Limited Partner that were not previously utilized in the calculation of the Tax Allowance Amounts in a prior Fiscal Year and (2) the amount of all prior Distributions for such Fiscal Year, all as determined by the General Partner.
“Tax Matters Representative” has the meaning set forth in Section 8.2.
“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, assignment, pledge, hypothecation, creation of a security interest or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, assign, pledge, hypothecate, grant a security interest in or otherwise dispose of.
ARTICLE II

ORGANIZATIONAL MATTERS
2.1    Organization of Partnership. The General Partner has determined to organize the Partnership as a limited partnership pursuant to the provisions of the Delaware Act.
2.2    Name. The name of the Partnership shall be Pzena Investment Management, LP, provided that the General Partner shall have the right to change the name of the Partnership, upon written notice to each of the Limited Partners.
2.3    Purpose. The Partnership’s purpose shall be to engage in any lawful act or activity for which limited partnerships may be formed under the Delaware Act. The Partnership shall possess and may exercise all the powers and privileges granted by the Delaware Act or by any other law, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Partnership.

2.4    Principal Office; Registered Office. The principal office of the Partnership shall be maintained at 320 Park Avenue, New York, New York, 10022, or at such other location as the General Partner may designate from time to time. The registered office of the Partnership in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19801. The name of the Partnership’s registered agent at such address is Corporation Service Company.
2.5    Term. The Partnership was formed on December 23, 2015 upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until dissolved or liquidated in accordance with Article XIII.
2.6    Fiscal Year. The fiscal year of the Partnership shall begin on January 1 and end on December 31 of each calendar year; provided that the initial fiscal year of the Partnership shall begin on the date of its formation and end on December 31 of the calendar year including such date.
2.7    Classes of Partnership Interests. The Partnership shall have two (2) classes of Partnership Interests: (a) Class A Partnership Interests, which shall be held by the General Partner and only the General Partner; and (b) Class B Partnership Interests, which shall be held by Limited Partners and only by Limited Partners. The Class B Partnership Interests may be vested or unvested, and except as expressly provided herein, any reference to Class B Partnership Interests shall be a reference to vested and unvested Class B Partnership Interests. Except as provided in this Agreement, (i) vested and unvested Class B Partnership Interests shall share equally in rights to allocations and distributions by the Partnership; (ii) Class B Partnership Interests may be redeemed pursuant to Section 12.5; (iii) unvested Class B Partnership Interests shall vest pursuant to Section 10.2 below; and (iv) vested and unvested Class B Partnership Interests may be forfeited by a Limited Partner under the circumstances and in the number set forth in this Agreement. The General Partner may admit Limited Partners and issue Class B Partnership Interests only in exchange for an equal number of Class B Units of Pzena Investment Management, LLC pursuant to the Invitation to Subscribe or for contributions, or on terms and conditions determined by the General Partner in its sole discretion, it being expressly understood and agreed among the Limited Partners that such contribution and such terms and conditions may be different from the corresponding terms and conditions for other Limited Partners.
2.8    Register. The General Partner shall maintain and modify, or cause to be maintained and modified, a register (the “Register”) that sets forth (a) the name and address of each Limited Partner and the General Partner; (b) the class of each Limited Partner; (c) with respect to a Permitted Transferee of a Limited Partner, the name of such Permitted Transferee and the Limited Partner who made the transfer to such transferee; (d) with respect to any unvested Class B Partnership Interests, the number and date of issuance of each tranche of Class B Partnership Interests issued or awarded to such Partner; (e) the vesting provisions, if any, applicable to each such tranche (which vesting provisions may be specified by reference to other documents held with the records of the Partnership); (f) the cancellation of Class B Partnership Interests upon the cancellation of the corresponding Class B Units; and (g) such other information as the General Partner may deem to be appropriate. In connection with any modification, the General Partner or an Administrative Officer designated by the General Partner shall duly execute a copy of the Register maintained in accordance with this Agreement. Absent manifest error, a duly executed Register shall be conclusive evidence as to the information contained therein.

ARTICLE III

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
3.1    Capital Contributions.
(a)    The General Partner and each Limited Partner identified on the Register has the number of Class A and Class B Partnership Interests of such designation as set forth opposite the General Partner’s and each such Limited Partner’s name and each has been duly admitted to the Partnership. The Partnership shall also set forth in its books and records Capital Contributions made by each Limited Partner or the General Partner.
(b)    No Partner shall be entitled to the return of its Capital Contributions at any particular time, except as specified herein.
3.2    Additional Capital Contributions.
(a)    Upon becoming a Partner, each Partner that subsequently receives Class B Units from Pzena Investment Management, LLC together with Class B Shares shall be deemed to have contributed, and shall actually contribute, all such Class B Units and Class B Shares to the Partnership in exchange for Class B Partnership Interests pursuant to the terms of this Agreement.
(b)    Except as provided in Section 3.2(a) hereof, no Partner shall be obligated to make any additional Capital Contributions. In addition, no Partner shall be permitted to make additional Capital Contributions of cash or property without the express permission of the General Partner, which permission may be withheld for any or no reason.
3.3    Capital Accounts.
(a)    A separate capital account (“Capital Account”) shall be maintained for each Limited Partner on the books of the Partnership.
(b)    The Capital Account for each Partner will be maintained in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv) and the following provisions:
(i)    to such Limited Partner’s Capital Account there will be credited such Limited Partner’s Capital Contributions, such Limited Partner’s distributive share of Partnership Income and other items of income or gain specially allocated hereunder, and the amount of any Partnership liabilities that are assumed by such Limited Partner or that are secured by any Partnership assets distributed to such Limited Partner;
(ii)    to such Limited Partner’s Capital Account there will be debited the amount of cash and the Gross Asset Value of any other property of the Partnership distributed to such Limited Partner pursuant to any provision of this Agreement, such Limited Partner’s distributive share of Partnership Losses and other items of loss, expense and deduction specially allocated hereunder, and the amount of any liabilities of such Limited Partner that are assumed by the Partnership or that are secured by any property contributed by such Limited Partner to the Partnership;
(iii)    in determining the amount of any liability for purposes of this subsection (b), there will be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations; and
(iv)    such Limited Partner’s Capital Account will be appropriately adjusted to take into account any adjustments to the Gross Asset Value of Partnership assets in accordance with the definition of the term “Gross Asset Value” set forth in Article I.
(c)    After the date of this Agreement, in the event that all or a portion of any Limited Partnership Interest is Transferred (other than pursuant to the granting of a Lien) in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent such Capital Account relates to the portion of the Limited Partnership Interest so Transferred, except to the extent otherwise agreed by the transferor, the transferee and the General Partner.
(d)    No Limited Partner shall be entitled to receive any interest on or in respect of any amount credited to his/her/its Capital Account.
(e)    Except as otherwise provided in this Agreement, no Limited Partner shall have the right to receive a return of any portion of its Capital Account.
3.4    No Liability of Partners.
(a)    Notwithstanding anything to the contrary contained herein, no Partner, individually or collectively, shall be liable, responsible or accountable in damage or otherwise to the Partnership or to any Partner, successor, assignee or transferee except by reason of acts or omissions due to fraud or intentional misconduct or that constitute a violation of the implied contractual duty of good faith and fair dealing.
(b)    In accordance with the Delaware Act and the laws of the State of Delaware, a partner of a limited partnership may, under certain circumstances, be required to return amounts previously distributed to such partner. It is the intent of the Partners that no distribution to any Limited Partner pursuant to Article IV hereof shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or distribution of any such property to a Limited Partner shall be deemed to be a compromise within the meaning of the Delaware Act, and the Limited Partner receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of any other Partner.
3.5    Negative Capital Accounts. No Limited Partner shall be required to pay to the Partnership, the General Partner or any other Limited Partner any deficit or negative balance which may exist from time to time in such Limited Partner’s Capital Account.

ARTICLE IV

DISTRIBUTIONS AND ALLOCATIONS
4.1    Nonliquidating Distributions. Subject to applicable Law and any limitations contained elsewhere in this Agreement, nonliquidating distributions of the Partnership’s available cash flow, earnings, income and other distributable items from the Partnership shall be made to the Limited Partners at such times and in such amounts as the General Partner determines from time to time. Such distributions shall be made pro rata to all Persons who are Limited Partners on the date of the distribution according to their respective Percentage Interests as of such date. Distributions may take the form of cash, securities or other property, as determined by the General Partner.
4.2    Tax Distributions. Notwithstanding Section 4.1 hereof, on or before the date that estimated income taxes are required to be paid, the General Partner shall determine the Tax Allowance Amount for each Limited Partner in respect of such quarter. Upon such determination, the Partnership shall distribute each Limited Partner’s Tax Allowance Amount to such Limited Partner. All such distributions shall have priority over any distributions pursuant to Section 4.1 hereof. Amounts distributed pursuant to this Section 4.2 shall be treated as distributions for all purposes of this Agreement and shall be offset against and reduce subsequent distributions made pursuant to Section 4.1. For purposes of Section 3.04 of the LLC Operating Agreement, the Partnership shall report to the Managing Member the highest Tax Allowance Amount of any Limited Partner as the Tax Allowance Amount of the Partnership.
4.3    Restrictions on Distributions. Notwithstanding the provisions of Sections 4.1 and 4.2 hereof to the contrary, no distribution shall be made to the Limited Partners if such distribution would (i) violate any contract or agreement to which the Partnership is then a party or any Law then applicable to the Partnership, (ii) have the effect of rendering the Partnership insolvent or (iii) result in the Partnership having net capital lower than that required by applicable Law. Without limiting the generality of the foregoing, the Partnership shall not make a distribution to a Limited Partner to the extent that at the time of the distribution, after giving effect to the distribution, the aggregate of the liabilities of the Partnership and liabilities for which the recourse of creditors is limited to specified property of the Partnership, exceed the fair value of the assets of the Partnership (including, without limitation, the fair value of the Partnership’s goodwill), except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Partnership only to the extent that the fair value of that property exceeds that liability.
4.4    Withholding. Each Limited Partner hereby authorizes the Partnership to withhold and to pay to any appropriate taxing authority any taxes payable by the Partnership as a result of such Limited Partner’s participation in the Partnership; if and to the extent that the Partnership shall be required to withhold and pay any such taxes, such Limited Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership in the amount of the sum withheld as of the time such withholding is required to be paid to any appropriate taxing authority, which payment shall be deemed to be a distribution to such Limited Partner to the extent that the Limited Partner is then entitled to receive a distribution.

4.5    Indemnification and Reimbursement for Payments on Behalf of a Limited Partner. If the Partnership is required by Law to make any payment to a Governmental or Regulatory Entity that is specifically attributable to a Limited Partner or a Limited Partner’s status as such (including federal withholding taxes, state or local personal property taxes and state or local unincorporated business taxes), then such Limited Partner shall indemnify the Partnership in full for the entire amount paid (including interest, penalties and related expenses). A Limited Partner’s obligation to indemnify the Partnership under this Section 4.5 shall survive termination, dissolution, liquidation and winding up of the Partnership, and for purposes of this Section 4.5, the Partnership shall be treated as continuing in existence. The Partnership may pursue and enforce all rights and remedies it may have against each Limited Partner under this Section 4.5, including instituting a lawsuit to collect such indemnification, with interest calculated at a rate equal to the U.S. prime rate listed in The Wall Street Journal plus 2% (but not in excess of the highest rate per annum permitted by Law).
4.6    Allocations of Partnership Income and Loss.
(a)    Subject to Sections 4.7 and 4.8, Partnership Income and Loss for any fiscal period shall be allocated to the Limited Partners according to their Percentage Interests as of the first day of such fiscal period. Each Limited Partner’s Capital Account balance shall be adjusted at the end of each fiscal period by an amount equal to such allocations.
(b)    Notwithstanding Section 4.6(a), at such time as the Partnership makes any adjustments pursuant to clause (c) of the definition of Gross Asset Value, Partnership Income and Partnership Loss shall be allocated among the Limited Partners as follows:
(i)    First, to the Limited Partners in such proportions and such amounts, as determined by the General Partner, as shall be necessary to cause the Capital Percentage of each Limited Partner to equal (or to be closer to) the Percentage Interest of such Limited Partner; and
(ii)    Second, to all Limited Partners in proportion to their respective Percentage Interest.
(c)    For purposes of determining the Partnership Income, Partnership Loss, or any other items allocable to any accounting period, Partnership Income, Partnership Loss and any such other items will be determined on a daily, monthly or other basis (but no less frequently than once annually), as determined by the General Partner using any permissible method described in Code Section 706 and the Treasury Regulations thereunder; provided that Partnership Income, Partnership Loss, and such other items will be allocated at such times as the Gross Asset Values of the Partnership are adjusted pursuant to subparagraph (c) of the definition of Gross Asset Value.
4.7    Tax Allocations.
(a)    Allocations for Income Tax Purposes. The income, gains, losses, deductions and credits of the Partnership shall be allocated for federal, state and local income tax purposes among the Partners, as nearly as possible, as the corresponding items of Partnership Income and Partnership Loss were so allocated. If any Interest is transferred, or is increased or decreased by reason of the admission of a new

Partner or otherwise, during any Fiscal Year or other accounting period, each item of income, gain, loss, deduction, or credit of the Partnership for such period may be allocated based on any method consistent with Section 706(d) of the Code, in the sole discretion of the General Partner.
(b)    Section 704(c) Allocations. Notwithstanding any other provision in this Section 4.7, in accordance with Code Section 704(c) and the Treasury Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Section 4.7(b) are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Partner’s Capital Account or share of Partnership Income, Partnership Loss, or other items or distributions pursuant to any provisions of this Agreement.
4.8    Special Allocations.
(a)    If any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704‑1(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704‑1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704‑1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith. Notwithstanding any other provisions of this Article IV, allocations pursuant to this paragraph shall be taken into account in allocating Profits and Losses among the Limited Partners so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items to each Limited Partner shall be equal to the net amount that would have been allocated to the Limited Partners if the allocations pursuant to this paragraph had not occurred.
(b)    If the General Partner determines, after consultation with competent tax counsel, that the allocation of any item of Partnership Profit or Loss hereunder is clearly inconsistent with the Limited Partners’ economic interests in the Partnership (determined by reference to the principles of Treasury Regulation Sections 1.704‑1(b) and 1.704‑2), then the General Partner may specially allocate such item to reflect such economic interests.
ARTICLE V

PARTNERS AND MANAGEMENT OF THE PARTNERSHIP
5.1    Admission and Authority of General Partner.
(f)    Admission of the General Partner. Upon execution of this Agreement, Pzena Inc. is hereby admitted to the Partnership as its sole general partner. In accordance with Section 17‑401(a) of the Delaware Act, Pzena Inc. is being admitted to the Partnership as its sole general partner without making a contribution to the capital of the Partnership, or being obligated to make a contribution to the capital of the Partnership. If Pzena Inc. ceases to be the General Partner for any reason, any other successor to Pzena Inc. shall be the General Partner.
(g)    Authority of the General Partner. The General Partner shall have all the rights and powers of a general partner as provided in the Delaware Act, under any other applicable laws and by this Agreement, except to the extent that such powers may be expressly limited by the Delaware Act, such other laws or this Agreement. Except as so limited, the General Partner shall have the exclusive right and power to manage the affairs of the Partnership and is authorized to do on behalf of the Partnership all things which, in its sole judgment, are necessary or appropriate to carry out the Partnership’s purpose. The Limited Partners, in their capacity as Limited Partners, shall not take part in the management or control of the Partnership. No Limited Partner may transact any business for the Partnership. Other than the General Partner in its capacity as the General Partner and other than Administrative Officers appointed pursuant to Section 5.2, no Partner in its capacity as a Partner shall have any power to represent, act for, sign for or bind the Partnership.
(h)    Delegation by the General Partner. The General Partner shall have the power and authority to delegate to one or more other Persons the General Partner’s rights and powers to manage and control the affairs of the Partnership, including to delegate to agents and employees of the General Partner or the Partnership (who may not be Limited Partners), and to delegate by a written agreement with, or otherwise to, other Persons other than a Limited Partner; provided that any such delegation by the General Partner shall not cause the General Partner to cease to be a General Partner of the Partnership. The General Partner may authorize any Person (including, without limitation, any Partner or Officer) to enter into and perform under any document on behalf of the Partnership.
5.2    Officers Designation and Appointment. The General Partner may, from time to time, appoint or remove one (1) or more administrative officers (individually, an “Administrative Officer,” and collectively, the “Administrative Officers”) from among the employees of Pzena Investment Management, LLC to carry out the business and affairs of the Partnership. No Administrative Officer may be a Limited Partner. Each Administrative Officer’s title and authority shall be as determined from time to time by the General Partner.
5.3    Voting.
(a)    The Partnership shall become a party to the Class B Stockholders’ Agreement and shall be bound by the obligations therein.
(b)    Prior to any vote of the stockholders of Pzena Inc. or any vote of the members of Pzena Investment Management, LLC, the Partnership shall hold a preliminary vote of the Limited Partners (“Preliminary LP Vote”) directing the General Partner how to vote with respect to any action called to vote at any meeting of the stockholders of Pzena Inc. or at any meeting of the members of Pzena Investment Management, LLC, as applicable. Such vote shall be in accordance with procedures established from time to time by the General Partner. Each Limited Partner shall have one vote for each Class B Partnership Interest held by such Limited Partner.
(c)    The Partnership will calculate the results of the applicable Preliminary LP Vote based on its procedures as provided in Section 5.3(b), and with respect to any action called to vote at a meeting of the stockholders of Pzena Inc. or members of Pzena Investment Management, LLC, the Partnership will vote the Class B Shares or Class B Units it holds, as applicable, based on the majority vote resulting from the Preliminary LP Vote, which shares or units shall be voted in a block.
5.4    Compensation and Reimbursement of General Partner.
(a)    Except as provided in this Section 5.4 or elsewhere in this Agreement, the General Partner shall not be compensated for its services as General Partner to the Partnership.
(b)    The General Partner may, in its sole discretion, seek reimbursement from the Partnership for all reasonable amounts it pays or incurs in organizing or conducting the Partnership’s affairs, which is properly allocable to the Partnership. The General Partner shall determine the portion of its indirect expenses which is allocable to the Partnership in any reasonable manner.
5.5    Indemnification. To the fullest extent permitted by Law, the Partnership shall indemnify and hold harmless the General Partner and its partners, officers, directors, agents and employees (each an “Indemnified Person”) against any and all costs, losses, damages, liabilities, including legal fees and other expenses suffered or sustained by it by reason of (i) any act or omission arising out of or in connection with the Partnership or this Agreement, or (ii) any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative), actual or threatened, in which such Indemnified Person may be involved, as a party or otherwise, arising out of or in connection with such Indemnified Person’s service to or on behalf of, or management of the affairs or assets of, the Partnership, or which relate to the Partnership, provided that the Indemnified Person’s acts, omissions or alleged acts or omissions were not made in bad faith or did not constitute gross negligence, willful misconduct or fraud and any such amount shall be paid by the Partnership to the extent assets are available, but the Limited Partner shall not have any personal liability to the General Partner on account of such loss, damage or expense.
ARTICLE VI

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
6.1    Limitation of Liability. Except as otherwise provided in this Agreement or in the Delaware Act, a Limited Partner’s liability for Partnership liabilities and Losses shall be limited pursuant to Section 3.4.
6.2    No Right of Partition. No Limited Partner shall have the right to seek or obtain partition by court decree or operation of law of any Partnership property, or the right to own or use particular or individual assets of the Partnership.
6.3    Access to Information. Except for the information required to be provided to the Limited Partners under this Agreement and Section 17-305 of the Delaware Act, no Limited Partner shall have the right to demand from the Partnership, and the Partnership shall have no obligation to provide to any Limited Partner, any books or records of the Partnership.
ARTICLE VII

RECORDS AND REPORTS

7.1    Records and Accounting. The books and records of account of the Partnership shall be maintained in accordance with GAAP, consistently applied, and shall be reconciled to comply with the methods followed by the Partnership for United States Federal income tax purposes, consistently applied. The books and records shall be maintained at the Partnership’s principal office or at a location designated by the General Partner.
7.2    Reports. Within one hundred twenty (120) days after the end of each Fiscal Year, the General Partner shall cause to be prepared and mailed to each Partner one (1) or more reports setting forth, as of the end of such Fiscal Year, a statement of Partnership Income and the amount of such Partner’s Capital Account and, as soon as thereafter practicable, the amount of such Partner’s share of the Partnership’s taxable income or loss for such Fiscal Year, in sufficient detail to enable him to prepare his federal, state and other tax returns for the Fiscal Year. The financial statements described in this Section 7.2 shall be prepared in accordance with GAAP applied on a consistent basis (except as may be noted therein).
ARTICLE VIII

TAX MATTERS
8.1    Preparation of Tax Returns and Tax Elections.
(c)    The General Partner shall arrange for the preparation and timely filing of all returns required to be filed by the Partnership. The General Partner, in its sole discretion, shall determine the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of income, gain, loss, deduction and credit of the Partnership or any other method or procedure related to the preparation of such tax returns. The General Partner, in its sole discretion, may cause the Partnership to make or refrain from making any and all elections permitted by such tax laws.
(d)    Each Partner agrees that, in respect of any year in which he has or had any interest in the Partnership, he shall not (i) treat, on his individual income tax returns, any item of income, gain, loss, deduction or credit relating to his interest in the Partnership in a manner inconsistent with the treatment of such item by the Partnership as reflected on the Form K-1 or other information statement furnished by the Partnership to such Partner for use in preparing his income tax returns or (ii) file any claim for refund relating to any such item based upon, or that would result in, such inconsistent treatment unless such Partner has been advised by counsel that treating such item in a manner consistent with the treatment of such item by the Partnership would subject such Partner to penalties under the Code.
8.2    Tax Controversies. The General Partner is hereby designated as the “tax matters partner” within the meaning of Section 6231(a)(7) of the Code prior to its amendment by the Revised Partnership Audit Procedures and as the “partnership representative” of the Partnership for any tax period subject to the provisions of Section 6223 of the Code, as amended by the Revised Partnership Audit Procedures (in each such capacity, the “Tax Matters Representative”), and in such capacity shall represent the Partnership in any disputes, controversies or proceedings with the Internal Revenue Service or with any state, local, or non-U.S. taxing authority and is hereby authorized to take any and all actions that it is permitted to take by applicable law when acting in that capacity. The Partners acknowledge and agree that it is the intention of the Partners to minimize any obligations of the Partnership to pay taxes and interest in connection with any audit of the Partnership, including, if the Tax Matters Representative so determines, by means of elections under Section 6226 of the Code and/or the Partners filing amended returns under Section 6225(c)(2), in each case as amended by the Revised Partnership Audit Procedures. The Partners agree to cooperate in good faith, including without limitation by timely providing information reasonably requested by the Tax Matters Representative and making elections and filing amended returns reasonably requested by the Tax Matters Representative, to give effect to the preceding sentence. The Partnership shall make any payments it may be required to make under the Revised Partnership Audit Procedures and, in the Tax Matters Representative’s reasonable discretion, allocate any such payment among the current or former Partners of the Partnership for the “reviewed year” to which the payment relates in a manner that reflects the current or former Partners’ respective interests in the Partnership for that year and any other factors taken into account in determining the amount of the payment. To the extent payments are made by the Partnership on behalf of or with respect to a current Partner in accordance with this Section 8.2, such amounts shall, at the election of the Tax Matters Representative, (i) be applied to and reduce the next distribution(s) otherwise payable to such Partner under this Agreement or (ii) be paid by the Partner to the Partnership within thirty (30) days of written notice from the Tax Matters Representative requesting the payment. In addition, if any such payment is made on behalf of or with respect to a former Partner, that Partner shall pay over to the Partnership an amount equal to the amount of such payment made on behalf of or with respect to it within thirty (30) days of written notice from the Tax Matters Representative requesting the payment. Any cost or expense incurred by the Tax Matters Representative in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, will be paid by the Partnership or by the General Partner. The provisions contained in this Section 8.2 shall survive the dissolution of the Partnership and the withdrawal of any Partner or the Transfer of any Partner’s interest in the Partnership.

8.3
ARTICLE IX

AMENDMENTS
9.1    Amendments.
(d)    The terms and provisions of this Agreement (including, for the avoidance of doubt, any Exhibit or Schedule hereto) may be modified or amended at any time and from time to time with the written consent of the General Partner and the Limited Partners holding more than 50% of the issued and outstanding Partnership Interest, provided that the General Partner may, without the consent of any of the other Partners, amend this Agreement:
(i)    to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service or any other U.S. federal or state or non-U.S. governmental agency, or in any U.S. federal or state or non-U.S. statute, compliance with which the General Partner deems to be in the best interest of the Partnership;
(ii)    (A) to ensure that the Partnership will not be treated as (x) an association taxable as a corporation for U.S. federal income tax purposes or (y) a “publicly traded partnership” for purposes of Section 7704 of the Code or (B) to comply with the then existing requirements of the Code, final or temporary Treasury Regulations and the rulings of the Internal Revenue Service affecting the treatment of the Partnership for federal income tax purposes;
(iii)    to change the name of the Partnership; or
(iv)    to make any other change that is for the benefit of, or not adverse to the interests of, the Limited Partners.
(e)    Notwithstanding the provisions of this Section 9.1, no modification of or amendment to this Agreement shall be made that will:
(i)    materially and adversely affect the rights of a Limited Partner, or increase the Capital Contribution obligations of a Limited Partner, without the written consent of such Limited Partner;
(ii)    modify or amend Section 10.2 in a manner adverse to any Limited Partner without the written consent of either (x) such Limited Partner or (y) a Super Majority in Interest of the Limited Partners, provided that (A) no such modification or amendment pursuant to clause (y) of this Section 9.1(b)(ii) shall be effective unless each Limited Partner adversely affected thereby shall have received at least sixty (60) days’ prior notice thereof, (B) any such modification or amendment shall only apply to such Limited Partner if such Limited Partner is an employee of the Partnership Group at the end of such sixty (60) day period and (C) any Limited Partner who resigns during such sixty (60) day notice period shall be subject to such sections as in effect prior to such amendment or modification, provided, further, however, that the General Partner may, without the consent of any of the Limited Partners, modify or amend Section 10.2 in a manner that applies solely to Limited Partners admitted following the time of such amendment; or
(iii)    modify or amend the requirement in any provision of this Agreement (including this Section 9.1) calling for the preliminary vote of the Limited Partners, or of a Limited Partner, unless there is a change to the LLC Operating Agreement relating to the voting rights of Class B Unit Holders and/or the Class B Stockholders’ Agreement and the related preliminary voting procedures of Pzena Investment Management, LLC, in which case this Agreement may be amended by the General Partner consistent with any such change to preserve the voting rights of the Limited Partners as described in the Invitation to Subscribe.
ARTICLE X

TRANSFER, VESTING AND FORFEITURE OF PARTNERSHIP INTERESTS
10.1    Transfers of Partnership Interests.
(c)    The General Partner shall not Transfer any Class A Partnership Interests.
(d)    No Limited Partner shall Transfer, or suffer the Transfer of, such Limited Partner’s Class B Partnership Interests (including by way of indirect transfer resulting from the direct or indirect transfer of control of any entity which is a Limited Partner), in whole or in part, nor enter into any agreement as the result of which any Person shall become interested with such Limited Partner therein except subject to Section 10.1(d), (i) with the prior written consent of the General Partner, which may be withheld in its sole discretion or (ii) by last will and testament to: (A) spouses or lineal descendants, (B) inter vivos trusts, (C) family limited partnerships or similar entities or (D) devices for the benefit of spouses and lineal descendants, on the condition in each case that each Transferee thereof expressly acknowledges and agrees in writing that such transferred Class B Partnership Interests (or such portion thereof) are subject to this Agreement and all of the terms and conditions hereof.
(e)    No Limited Partner or transferee thereof shall, without the prior written consent of the General Partner, which may be withheld in its sole discretion, create, or suffer the creation of, a Lien in such Limited Partner’s Class B Partnership Interests.
(f)    Except with the written consent of the General Partner, no Transfer of a Partnership Interest shall be permitted (and, if attempted, shall be void ab initio) if, in the determination of the General Partner:
(i)    such Transfer is made to any Person who lacks the legal right, power or capacity to own such Partnership Interest;
(ii)    such Transfer would require the registration of such transferred Partnership Interest pursuant to any applicable United States federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other foreign securities laws or would constitute a non-exempt distribution pursuant to applicable state securities laws;

(iii)    to the extent requested by the General Partner, the Partnership does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such assignee’s consent to be bound by this Agreement as an assignee) that are in a form satisfactory to the General Partner, as determined in the General Partner’s sole discretion;
(iv)    such a Transfer would pose a material risk that the Partnership would be a “publicly traded partnership” as defined in Section 7704 of the Code; or
(v)    such Transfer would result in 50 percent or more of the Partnership’s total “partnership interests” having been “sold or exchanged” in any twelve (12) month period (within the meaning of Section 708(b)(1)(B) of the Code) and the resulting termination of the Partnership pursuant to Section 708(b)(1)(B) would, in the determination of the General Partner, have a more than immaterial adverse effect on the Partnership or the Partners.
(g)    Any purported Transfer of Partnership Interests not in compliance with this Section 10.1 shall be void and shall not create any obligation of the party of the Partnership or its Partners to recognize such Transfer.
10.2    Terms and Conditions Applicable to Class B Partnership Interests. If a Limited Partner has received Class B Partnership Interests in exchange for Class B Units subject to terms and/or conditions, including, but not limited to, vesting restrictions and forfeiture requirements, either pursuant to the LLC Operating Agreement or an agreement for the awards of Class B Equity Incentive Units, then such Partnership Interests received in exchange for such Class B Units shall be subject to the same terms and/or conditions as such Class B Units, including, as relevant, as set forth below.
(c)    Vesting and Forfeiture of Partnership Interests.
(iv)    Partnership Interests Held by the General Partner. All Class A Partnership Interests held by the General Partner shall be fully vested and shall not be subject to forfeiture under this Section 10.2 for any reason.
(v)    Partnership Interests Held by Limited Partners and their Permitted Transferees. All Class B Partnership Interests shall be vested or subject to vesting provisions as set forth on the Register. Unvested Class B Partnership Interests shall vest in accordance with the vesting schedule of the Class B Units contributed in exchange for the Class B Partnership Interests as set forth on the Register or in an agreement for an award of Class B Equity Incentive Units. Except as may be agreed in writing by the General Partner and a Limited Partner, Class B Partnership Interests held by a Permitted Transferee shall vest at the same times as such Class B Partnership Interests would have vested had such Class B Partnership Interests continued to be held by such Limited Partner.
(vi)    Forfeiture of Unvested Class B Partnership Interests. Except as may be agreed in writing by the Partnership and a Limited Partner, all unvested Class B Partnership Interests held by a Limited Partner and all unvested Class B Partnership Interests transferred by such Limited Partner to, and held by, his or her Permitted Transferees, on the date of termination of employment of such Limited Partner with the Partnership Group shall be forfeited upon such termination.

(vii)    In addition to the foregoing, vesting shall occur as specified in any agreement for an award of Class B Equity Incentive Units.
(d)    Additional Forfeiture of Class B Partnership Interests.
(i)    Termination for Cause. Subject to Section 10.2(b)(ii), in the event that a Limited Partner’s employment by the Partnership Group has been terminated for Cause (as such term is defined in the LLC Operating Agreement), such Limited Partner and each of his or her Permitted Transferees shall each forfeit seventy-five percent (75%) of the number of vested Class B Partnership Interests and one hundred percent (100%) of the unvested Class B Partnership Interests held by such Limited Partner as of the date of such termination, unless the Board of Directors of the General Partner, in its sole discretion, determines otherwise.
(ii)    Notwithstanding Section 10.2(b)(i), at any time prior to or following a Transfer of Class B Partnership Interests by a Limited Partner, the transferring Limited Partner, the transferee and the General Partner may agree in writing, in the sole discretion of each such Person, that all or any portion of the Class B Partnership Interest that may be forfeited by a Permitted Transferee pursuant to Section 10.2(b)(i) shall instead be forfeited by the Limited Partner that transferred such Class B Partnership Interests.
(iii)    LLC Initial Managing Principal Breach of Restrictive Covenants. Subject to Section 10.2(b)(ii), in the event that an LLC Initial Managing Principal breaches the representation and warranties set forth in the Invitation to Subscribe (including the provisions set forth in Section 5.07 of the LLC Operating Agreement) during the term of his employment with the Partnership Group or during the three (3) year period following such term of employment, in addition to any forfeiture that may result from the application of Section 10.2(a)(iii) (should such breach result in a termination of employment), unless the Board of Directors of the General Partner, in its sole discretion, determines otherwise, such LLC Initial Managing Principal and each of his Permitted Transferees shall each forfeit one hundred percent (100%) of unvested Class B Partnership Interests, and the excess of (A) fifty percent (50%) of the number of vested Class B Partnership Interests held by such Limited Partner as of the earlier of (i) the date of such breach and (ii) the date of termination of such LLC Initial Managing Principal’s employment with the Partnership Group over (B) the aggregate number of vested Class B Partnership Interests (if any) previously forfeited by such Limited Partner under this Section 10.2(b)(iii).
(iv)    Limited Partner Breach of Restrictive Covenants. Subject to Section 10.2(b)(ii), in the event that a Limited Partner other than an LLC Initial Managing Principal breaches the representation and warranties set forth in the Invitation to Subscribe (including the provisions set forth in Section 5.07 of the LLC Operating Agreement) during the term of his or her employment or during the eighteen (18) month period following such term of employment, in addition to any forfeiture that may result from the application of Section 10.2(a)(iii) (should such breach result in a termination of employment), unless the Board of Directors of the General Partner, in its sole discretion, determines otherwise, such Limited Partner and each of his or her Permitted Transferees shall each forfeit one hundred percent (100%) of unvested Class B Partnership Interests, and the excess of (A) 25% of the number of vested Class B Partnership Interests held by such Limited Partner as of the earlier of (i) the date of such breach and (ii) the date of termination of such Limited Partner’s employment with the Partnership Group over (B) the aggregate number of vested

Class B Partnership Interests (if any) previously forfeited by such Limited Partner under this Section 10.2(b)(iv).
ARTICLE XI

ADMISSION OF PARTNERS
11.1    Substituted Limited Partners.
(e)    No Limited Partner shall have the right to substitute in his place a purchaser, assignee, transferee, donee, heir, legatee, distributee, or other recipient of interests of such Limited Partner (other than in compliance with the provisions of Section 11.1(b) hereof), provided that any purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of interests shall be admitted to the Partnership as a substitute Limited Partner with, and only with, the consent of the General Partner, which consent may be granted or withheld in the sole discretion of the General Partner. Any such consent by the General Partner shall be binding and conclusive without the consent of the Limited Partners.
(f)    No Person shall become a substitute Limited Partner until such Person shall have satisfied the following requirements: (i) such Person shall, by written instrument in form and substance reasonably satisfactory to the General Partner, make representations and warranties to each nontransferring Limited Partner (x) with respect to the capacity, power and authority of the transferee to accept and adopt the terms and provisions of this Agreement, (y) that the execution, delivery and performance of this Agreement by the transferee does not require any consent or approval and does not violate any agreement to which the transferee is a party, and (z) that are otherwise determined by the General Partner as necessary or desired by the Partnership in order to comply with securities Laws, and (ii) such Person accepts and adopts the terms and provisions of this Agreement and the Acceptance Form submitted in connection with such Person’s acceptance of the Invitation to Subscribe.
(g)    For the purpose of allocating Partnership Income and Partnership Losses, a Person with respect to whom the General Partner has given consent as provided in Section 11.1(a) hereof shall be treated as having become, and shall appear in the records of the Partnership as, a Limited Partner on the date of the Transfer to such Person.
11.2    New Limited Partners and Issuance of Partnership Interests. Subject to the terms of this Agreement, the General Partner may issue Class B Partnership Interests upon its admission of one (1) or more additional Limited Partners or issue additional Class B Partnership Interests to an existing Limited Partner at any time, in each case in exchange for an equal number of Class B Units contributed by such Person to the Partnership. A contribution of Class B Units for Class B Partnership Interests is not revocable or modifiable, except with the written consent of Pzena, Inc. and the Limited Partner, except in accordance with Section 12.6 hereof. No existing Limited Partner shall be entitled to be compensated or reimbursed on account of any dilution resulting from the admission of additional Limited Partners, nor will any Limited Partner be entitled to rights of first refusal, pre-emptive rights or any other rights or benefits as a result of the issuance of additional Class B Partnership Interests to any existing Limited Partners or the admission of a Limited Partner. The General Partner may do all things appropriate or convenient in connection with the issuance of Class B Interests or the admission of any additional Limited Partner pursuant to the Invitation to Subscribe.
11.3    Representations of New Limited Partners. Each Person admitted to the Partnership as a Limited Partner shall become a party to, and agree to be bound by, this Agreement and the Acceptance Form submitted in connection with such Partner’s acceptance of the Invitation to Subscribe. Each Limited Partner represents and warrants that (a) the Limited Partner owns the Class B Units to be contributed to the Partnership pursuant to the Invitation to Subscribe and Section 11.2 hereto, free and clear of all Liens, except as permitted with the prior written consent of the General Partner, (b) the Limited Partner’s interest in the Partnership is intended to be and is being acquired solely for the Limited Partner’s own account for the purpose of investment and not with a view to any sale or other disposition of all or any part thereof (provided the disposition of the Partner’s property shall be within its control), (c) the Limited Partner is aware that interests in the Partnership have not been registered under the Securities Act, that such interests cannot be sold or otherwise disposed of unless they are registered thereunder or unless an exemption from such registration is available, that the Partnership has no present intention of so registering such interests under the Securities Act, and that accordingly such Limited Partner is able and is prepared to bear the economic risk of making a Capital Contribution and to suffer a complete loss of investment, and (d) the Limited Partner’s knowledge and experience in financial and business matters are such that the Limited Partner is capable of evaluating the risks of making a Capital Contribution. The foregoing representations and warranties may be relied upon by the Partnership, and by the other Partners, in connection with each Limited Partner’s investment in the Partnership.
ARTICLE XII

WITHDRAWAL OR REMOVAL OF PARTNERS
12.1    Withdrawal of General Partner. The General Partner shall not withdraw as the Partnership’s general partner unless otherwise provided herein.
12.2    Removal of General Partner. The Limited Partners shall not have any right to remove the General Partner as the Partnership’s general partner.
12.3    Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership without the prior written consent of the General Partner, provided that at such time as a Limited Partner no longer owns any Class B Partnership Interests, such Limited Partner shall cease to be a Partner of the Partnership. The General Partner may permit withdrawal of a Limited Partner only in connection with the redemption of some or all of such Limited Partner’s Class B Partnership Interests for an equal number of Class B Units and Class B Shares in accordance with Section 12.5 hereof. The resignation or cessation of partnership of a Limited Partner shall not dissolve the Partnership.
12.4    Removal of Limited Partners. A Limited Partner may be removed (a) upon the Limited Partner’s death or entry by a court of competent jurisdiction of an order adjudicating the Limited Partner incompetent to manage the Limited Partner’s Person or property, (b) at the sole discretion of the General Partner, (c) upon cessation of the Limited Partner’s employment with Pzena Investment Management, LLC or (d) if the General Partner determines that such removal is necessary or desirable to comply with any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any United States federal or state agency or judicial authority or contained in any United States federal or state statute. The General Partner shall provide written notice of removal to any Limited Partner that it proposes to remove pursuant to this Section 12.4, and if applicable shall provide such Limited Partner an opportunity to cure the event giving rise to removal. Upon removal of a Limited Partner, such Limited Partner, or the Limited Partner’s successor in interest, shall in the sole discretion of the General Partner, (A) receive a distribution of (x) Class B Units equal in number to and with the identical vesting and exchange rights of the Class B Partnership Interests held by such Limited Partner and (y) Class B Shares equal in number to the Class B Partnership Interests held by such Limited Partner; or (B) be paid an amount equal to the fair market value, as reasonably determined by the General Partner, of the Limited Partner’s Capital Account as of either the date of such removal or the end of the fiscal year in which the removal is effective, in the discretion of the General Partner. Such payment shall be made without interest within 90 days following such date. Class B Partnership Interests redeemed upon removal of a Limited Partner shall be cancelled.
12.5    Redemption of Partnership Interests. A Limited Partner may redeem some or all of such Limited Partner’s Class B Partnership Interests in an Exit Exchange or on terms and conditions determined by the General Partner in its sole discretion. Class B Partnership Interests redeemed in exchange for Class B Units shall be cancelled. Such redemption of Class B Partnership Interests in exchange for Class B Units shall be permitted by the General Partner:
(a)    upon the submission by the Limited Partner to the General Partner of a request to make an Exit Exchange following notification to such Limited Partner pursuant to Section 12.6 hereof of the Exchange Notice and Exchange Date established pursuant to Exhibit B of the LLC Operating Agreement; or
(b)    on such other terms and conditions as may be determined by the General Partner in its sole discretion.
12.6    Exchange Procedures in Connection with an Exchange Notice. Upon receiving an Exchange Notice from the Managing Member pursuant to Section 2.01(b) of Exhibit B of the LLC Operating Agreement, the General Partner shall notify each Limited Partner of such Limited Partner’s eligibility to redeem certain of the Limited Partner’s vested Class B Partnership Interests for an equal number of Class B Units and Class B Shares solely for the purposes of exchanging such Class B Units and Class B Shares for Class A Shares in accordance with the procedures and limitations set forth in Exhibit B of the LLC Operating Agreement. Upon receiving notification of the Exchange Notice, a Limited Partner may submit a request to redeem one or more Class B Partnership Interests, subject to limits specified in the Register, Invitation to Subscribe, or as applicable under Exhibit B of the LLC Operating Agreement, by delivering to the General Partner, not less than fourteen (14) calendar days prior to an Exchange Date (or such lesser number of days as the General Partner may permit in its sole discretion), a written notice (the “Exit Exchange Request”). An Exit Exchange Request shall set forth the number of Class B Partnership Interests such Limited Partner elects to redeem in exchange for Class B Units and Class B Shares. The Limited Partner shall represent to the General Partner that such Limited Partner (a) owns the Class B Partnership Interests to be redeemed pursuant to Section 12.5, free and clear of all Liens, except as set forth therein, and, if there are any Liens identified in the Exit Exchange Request, such Limited Partner shall covenant that such Limited Partner will deliver evidence reasonably satisfactory to the General Partner that all such Liens have been released and (b) is eligible to exchange the Class B Units and Class B Shares for Class A Shares as of the current Exchange Date. An Exit Exchange Request is not revocable or modifiable, except with the written consent of the General Partner.
ARTICLE XIII

DISSOLUTION AND LIQUIDATION
13.1    Dissolution. The Partnership shall dissolve upon the first to occur of the following:
(a)    a determination by the General Partner that the Partnership should dissolve; or
(b)    the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Delaware Act.
Upon the dissolution of the Partnership, no further business shall be done in the Partnership’s name except the completion of any incomplete transactions and the taking of such action as shall be necessary for the winding up of the affairs of the Partnership and the distribution of its assets.
13.2    Liquidation.
(a)    Upon dissolution of the Partnership, the General Partner shall (x) determine each Partner’s Capital Account pursuant to Article III hereof, (y) determine each Partner’s pro rata share of Partnership Income and Partnership Loss in accordance with Section 4.6 hereof, and (z) take the following actions and make the following distributions out of the property of the Partnership in the following manner and order:
(v)    pay all debts and liabilities of the Partnership and expenses of liquidation in the order of priority provided by Law; and
(vi)    (x) distribute the remainder of the property in cash to the Partners in accordance with the aggregate positive Capital Account balance of each Partner, taking into account all allocations of Partnership Income and Partnership Loss, and all distributions of Partnership assets, for the Fiscal Year of the liquidation and for all prior periods or (y) make a distribution in kind of Class B Units in an equal number and with the identical vesting and exchange rights to that of the Class B Partnership Interests held by such Limited Partner; in either event, as shall be determined by the General Partner.
(b)    No Partner shall be obligated to restore a negative Capital Account unless otherwise determined by the General Partner.
13.3    Distribution in Kind. The provisions of Section 13.2 which require the liquidation of the assets of the Partnership notwithstanding, but subject to the order of priorities set forth therein, if upon dissolution of the Partnership the General Partner determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the General Partner may, in its discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Partnership liabilities, and may, in its discretion, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of this Agreement, undivided interests in such Partnership assets as the General Partner deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the General Partner deems reasonable and equitable and to any agreements governing the operating of such properties at such time
13.4    Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership property as provided above, the Partnership shall be terminated, and the General Partner (or the Limited Partners, if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware, if applicable.
ARTICLE XIV

GENERAL PROVISIONS
14.1    Power of Attorney.
(c)    Each of the Limited Partners hereby constitutes and appoints the General Partner his true and lawful representative and attorney-in-fact in his name, place and stead, with full power of substitution, to make, execute, sign, acknowledge and file with respect to the Partnership:
(i)    all instruments which the General Partner deems appropriate to reflect any duly adopted amendment, change or modification of the Partnership’s Certificate of Limited Partnership or this Agreement in accordance with the terms of this Agreement;
(ii)    any amendment to this Agreement and all such other instruments, documents and certificates, which may from time to time be required by the laws of the State of Delaware, the United States of America (including tax laws and regulations), or any other jurisdiction in which the Partnership shall determine to do business, or any political subdivision or agency thereof, to effectuate, implement, continue and defend the valid and subsisting existence of the Partnership as a partnership;
(iii)    all applications, certificates, certifications, reports or similar instruments or documents required to be submitted by or on behalf of the Partnership to any Governmental or Regulatory Authority or to any securities or commodities exchange, board of trade, clearing corporation or association or similar institution or to any other self-regulatory organization or trade association; and
(iv)    all papers which may be deemed necessary or desirable by the General Partner to effect the dissolution and liquidation of the Partnership if approved in accordance with the terms of this Agreement;
provided, that that no such representative and attorney-in-fact shall have any right, power or authority to amend or modify this Agreement when acting in such capacity. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, incompetency, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Limited Partner and the transfer of all or any portion of the

Limited Partner’s Partnership Interest and shall extend to the Limited Partner’s heirs, successors, assigns and personal representatives.
14.2    Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any party. Upon such a determination, the parties hereof shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
14.3    Notices. All notices to the Partnership shall be addressed to its principal office. All notices addressed to a Partner or his legal representative or to the Partners as a group shall be addressed to such Partner or legal representative or Partners at the address of such Partner or legal representative for the Partners set forth on the Register. Any Partner or the legal representative of any Partner may designate a new address by notice to such effect given to the Partnership. All notices and other communications to be given to a Partner or his legal representative shall be sufficiently given for all purposes hereunder (a) when received, if in writing and delivered by hand, (b) two (2) Business Days following deposit with a nationally recognized courier or overnight delivery service, (c) three (3) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or (d) when sent, if sent in the form of an e-mail message or facsimile.
14.4    No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature.
14.5    Copy on File. Each Partner hereby agrees that one executed counterpart of this Agreement or set of executed counterparts shall be held at the principal office of the Partnership, that a Certificate of Limited Partnership and all amendments thereto shall be filed in the Office of the Secretary of State of Delaware and copies thereof shall be held at the principal office of the Partnership and that there shall be distributed to each Partner, upon the request of such Partner, a conformed copy of this Agreement, as amended from time to time.
14.6    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
14.7    Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, personal representatives, successors, permitted transferees and permitted assigns.
14.8    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement, whether written or oral, among the parties with regard to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to such subject matter.

14.9    Other Activities. Neither the Partnership nor any Partner (or any Affiliate of any Partner) shall have any right by virtue of this Agreement either to participate in or to share in any other now existing or future ventures, activities or opportunities of any of the other Partners or their Affiliates, or in the income or proceeds derived from such ventures, activities or opportunities.
14.10    Further Assurances. Each Partner agrees to execute and deliver any and all additional instruments and documents and do any and all acts and things as may be necessary or expedient to effectuate more fully this Agreement or any provisions hereof or to carry on the business contemplated hereunder.
14.11    Counterparts. This Agreement may be executed in one or more counterparts, including counterparts executed by additional Limited Partners admitted to the Partnership, and each of such counterparts shall, for all purposes, be deemed to be an original but all of such counterparts shall constitute one and the same instrument.
14.12    Table of Contents and Captions Not Part of Agreement. The table of contents and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.
14.13    Arbitration. All disputes relating to, arising from, or connected in any manner with this Agreement shall be resolved exclusively through final and binding arbitration under the rules and auspices of JAMS pursuant to its Arbitration Rules & Procedures. The arbitration shall be held in the Borough of Manhattan, New York, New York. The arbitrator shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to him/her. The arbitrator may grant any relief authorized by law for any properly established claim. The interpretation and enforceability of this Section 14.13 shall be governed and construed in accordance with the United States Federal Arbitration Act, 9 U.S.C. § 1, et seq. The parties acknowledge that the purpose and effect of this Section 14.13 is solely to elect private mediation and arbitration in lieu of any judicial proceeding either party might otherwise have available in the event of a dispute, controversy or claim between the parties. Therefore, the parties hereby waive the right to have any such dispute heard by a court or jury, as the case may be, and agrees that the exclusive procedure to redress any and all disputes, controversies and claims will be mediation and arbitration.
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IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Agreement of Limited Partnership as of the date set forth below.

GENERAL PARTNER:	PZENA INVESTMENT MANAGEMENT, INC.

By: /s/ Richard S. Pzena
Name: Richard S. Pzena
Title: Chief Executive Officer

[Signature Page to Amended and Restated Agreement of Limited Partnership of Pzena Investment Management, LP]

LIMITED PARTNER:	By: /s/ Limited Partners

[Signature Page to Amended and Restated Agreement of Limited Partnership of Pzena Investment Management, LP]

ANNEX A
INVITATION TO SUBSCRIBE